UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

ENVERIC BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

On February 22, 2021, Enveric Biosciences, Inc. (the “Company”) entered into a Development and Clinical Supply Agreement (the “Agreement”) with PureForm Global, Inc. (“PureForm”), pursuant to which PureForm will be the exclusive provider of synthetic cannabidiol (“API”) for the Company’s development plans for cancer treatment and supportive care. Under the terms of the Agreement, PureForm has granted the Company the exclusive right to purchase API and related product for cancer treatment and supportive care during the term of the Agreement (contingent upon an initial minimum order volume during the first thirty (30) days from the effective date) and has agreed to manufacture, package and test the API and related product in accordance with specifications established by the parties. All inventions that are developed jointly by the parties in the course of performing activities under the Agreement will be owned jointly by the parties in accordance with applicable law; however, if the Company funds additional research and development efforts by PureForm, the parties may enter into a further agreement whereby PureForm would assign any resulting inventions or technical information to the Company.

The initial term of the Agreement is three (3) years commencing on the effective date of the Agreement, subject to extension by mutual agreement of the parties. The Agreement may be terminated by either party upon thirty (30) days written notice of an uncured material breach or immediately in the event of bankruptcy or insolvency. The Agreement contains, among other provisions, representation and warranties, indemnification obligations and confidentiality provisions in favor of each party that are customary for an agreement of this nature.

The description of the terms and conditions of the Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021.

Item 8.01 Other Events.

On February 25, 2021, the Company issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES INC.

Date: February 26, 2021	By:	/s/ John Van Buiten
John Van Buiten
Chief Financial Officer